FIRST AMENDMENT TO THE AGREEMENT CONCERNING
THE EXCHANGE OF SECURITIES BY AND AMONG GEOBIO ENERGY, INC.,
 AND
ENVIROPLASTICS CORPORATION,
AND
THE SECURITY HOLDERS OF ENVIROPLASTICS CORPORATION

THIS FIRST AMENDMENT to the Agreement Concerning the Exchange of Securities by and among GeoBio Energy, Inc., a Colorado corporation (“GeoBio”) and EnviroPlastics Corporation, a Nevada corporation (“EP”), and the Security Holders of EnviroPlastics Corporation, dated March 2, 2009 (the “Agreement”), entered into this _____day of June 2009, amends the Agreement as follows (the “Amendment”):

RECITALS

A.           GeoBio, EP and the shareholders of EP (collectively, the “Parties”) entered into an Agreement Concerning the Exchange of Securities on or about March 2, 2009;

B.           The Parties wish to amend the Agreement in order provide additional time prior to its formal Closing date in order to better address reporting and other compliance requirements;

C.           Unless otherwise defined in this Amendment, capitalized terms have the meaning as defined in the Agreement.

Accordingly, the Parties hereby agree as follows:

1.	Pursuant to Section 7.1 of the Agreement, the parties hereby elect to effect their right to mutually amend the Closing date, therefore amend Section 7.1 as follows:

7.1           Closing. The closing of this Agreement shall be held at the offices of The Otto Law Group, PLLC, or at any mutually agreeable place within one hundred eighty (180) days of the mutual execution of this Agreement, unless extended by mutual agreement.  At the closing:

(a) EP shall deliver to GeoBio (i) copies of Exhibit 1.2 executed by all of the EP Security Holders, (ii) an assignment of all of the EP Stock to GeoBio, (iii) the officer’s certificate described in Section 5.5, (iv) signed minutes of its directors approving this Agreement.

(b) GeoBio shall deliver to EP (i) certificates representing the Shares issued in the names of the EP Security Holders, (ii) the officer’s certificate described in Section 6.5, and (iii) signed minutes of its directors approving this Agreement.

6.      Except as otherwise provided herein, all other terms of the Agreement remain in full force and effect.

7.  This Amendment sets forth the entire understanding and agreement of the parties, and   supersedes any and all prior contemporaneous oral or written agreements or understandings between the parties as to the subject matter of this Amendment.  This Amendment shall be governed by the laws of the State of Colorado.

8.      This Amendment may be executed by facsimile and in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date listed above.

GEOBIO ENERGY, INC.,

By:      _____________________
            Gary DeLaurentiis
           Authorized Officer, Director

ENVIROPLASTICS CORPORATION

By:       ____________________
             Geoff Meagher
             Chief Executive Officer